Contact:                           Michael Mitchell

                                                                        Executive Director, Corporate Affairs

                                                                        The Medicines Company

                                                                        973-656-1616

                                                                        investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS THIRD QUARTER 2007
FINANCIAL RESULTS

PARSIPPANY, NJ — October 24, 2007 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the third quarter and first nine months of 2007. The Company reported net revenue of $62.2 million for third quarter and $185.2 million for the first nine months of 2007.  The Company reported a net loss in the third quarter resulting primarily from non-recurring charges related to the July 2, 2007 termination of its distribution arrangements with Nycomed and the reacquisition of all development, commercial and distribution rights held by Nycomed for Angiox(R) (bivalirudin) in Europe.

Revenue highlights for third quarter 2007:

•                  Net revenue increased to $62.2 million for the third quarter of 2007, compared to $59.6 million for the third quarter of 2006.

o                 Angiomax® (bivalirudin) U.S. sales increased to $60.7 million in the third quarter of 2007, compared to $55.7 million in the third quarter of 2006.

o                 Angiomax/Angiox international net revenues decreased to $1.5 million for the third quarter of 2007, compared to $3.4 million in the third quarter of 2006.  The international net revenues in the third quarter of 2007 included $1.2 million from the new distribution agreement with Nycomed.

Earnings (loss) highlights for third quarter 2007:

•                  Fully diluted loss per share as reported under U.S. generally accepted accounting principles (GAAP) was $0.46, which includes the non-recurring Nycomed transaction charges, stock-based compensation expense and a non-cash benefit for income taxes.

•                  Excluding the non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash benefit for income taxes, the Company reported fully diluted non-GAAP earnings per share (EPS) of $0.12.

“In the U.S. angioplasty market, Angiomax continues to gain market share, particularly among higher risk patients, where we anticipate further gains ahead,” said John Kelley, President and Chief Operating Officer. “We made significant progress in key operating goals recently.  As planned, we filed in the third quarter a supplemental new drug application (sNDA) with data from the ACUITY trial of Angiomax use in acute coronary syndromes patients.  We previously met our goal to submit an NDA to the FDA for Cleviprex(TM) (clevidipine butyrate injectable emulsion), our novel blood pressure control agent, and we continued with patient enrollment of Phase III trials for cangrelor, our novel antiplatelet therapy.”

The following table provides reconciliations between GAAP and non-GAAP net income for the third quarters (Q3) of 2007 and 2006, as well as the first nine months (9M) of 2007 and 2006, excluding for each of these periods the non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash benefit for income taxes:

(in millions)	Reported GAAP Net Income (Loss)	Nycomed transaction	FAS 123R Stock- Based Compensation Expense	Non-Cash Benefit for Income Taxes	Non-GAAP Net Income (Loss)(1)
Q3 2007	$(23.6)	$28.1	$4.1	$(2.2)	$6.3
Q3 2006	$10.7	—	$2.6	—	$13.3
9M 2007	$(19.8)	$28.1	$11.3	—	$19.6
9M 2006	$9.5	—	$6.1	—	$15.6

Note: Amounts may not sum due to rounding.

1Excluding non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash benefit for income taxes

Reconciliations between GAAP and non-GAAP fully diluted EPS for the third quarters (Q3) of 2007 and 2006, as well as the first nine months (9M) of 2007 and 2006 are provided in the following table:

(per share)	Reported GAAP Net Income (Loss)	Nycomed transaction	FAS 123R Stock- Based Compensation Expense	Non-Cash Benefit for Income Taxes	Non-GAAP Net Income (Loss) (1)
Q3 2007	$(0.46)	$0.54	$0.08	$(0.04)	$0.12
Q3 2006	$0.21	—	$0.05	—	$0.26
9M 2007	$(0.38)	$0.54	$0.22	—	$0.38
9M 2006	$0.19	—	$0.12	—	$0.31

Note: Amounts may not sum due to rounding.

1Excluding non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash benefit for income taxes

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to the non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash benefit for income taxes.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 4:30 PM ET to discuss financial results, guidance, outlook and operational developments. The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com

The dial in information is listed below:

Domestic Dial In:	877-675-4755
International Dial In:	719-325-4850

Replay is available from 7 p.m. Eastern Time following the conference call through November 7, 2007.  To hear a replay of the call dial 888-203-1112 (domestic) and 719-457-0820 (international).  Passcode for both dial in numbers is 1150439.

MDCO-F

About The Medicines Company: The Medicines Company (NASDAQ: MDCO) is committed to delivering innovative, cost-effective acute care products in the worldwide hospital marketplace.  The Company markets Angiomax®/Angiox® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart.  The Company also has two products in late-stage development, Cleviprex™ (clevidipine butyrate injectable emulsion) and cangrelor. The Company’s website is http://www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include whether the Company is successful in extending the term of the principal patent covering Angiomax, the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements

The Medicines Company

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)	Three months ended September 30,
	2007	2006

Net revenue	$62,191	$59,580
Operating expenses:
Cost of revenue	16,157	14,342
Research and development	18,741	15,867
Selling, general and administrative	55,499	20,312
Total operating expenses	90,397	50,521
Income (loss) from operations	(28,206)	9,059
Other income	2,664	2,045
Income (loss) before income taxes	(25,542)	11,104
Benefit (provision) for income taxes	1,899	(432)

Net income (loss)	$(23,643)	$10,672

Basic earnings (loss) per common share	$(0.46)	$0.21
Shares used in computing basic earnings (loss) per common share	51,672	50,478

Diluted earnings (loss) per common share	$(0.46)	$0.21
Shares used in computing diluted earnings (loss) per common share	51,672	51,114

The Medicines Company

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)	Nine months ended September 30,
	2007	2006

Net revenue	$185,237	$153,595
Operating expenses:
Cost of revenue	49,031	38,291
Research and development	53,948	44,393
Selling, general and administrative	109,457	65,965
Total operating expenses	212,436	148,649
Income (loss) from operations	(27,199)	4,946

Other income	7,965	4,907
Income (loss) before income taxes	(19,234)	9,853
Provision for income taxes	(545)	(380)
Net income (loss)	$(19,779)	$9,473

Basic earnings (loss) per common share	$(0.38)	$0.19
Shares used in computing basic earnings (loss) per common share	51,596	50,116

Diluted earnings (loss) per common share	$(0.38)	$0.19
Shares used in computing diluted earnings (loss) per common share	51,596	50,779

The Medicines Company

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
(in thousands)	2007	2006

ASSETS
Cash, cash equivalents, available for sales securities	$210,216	$196,817
Accrued interest receivable	1,824	1,414
Accounts receivable, net	30,577	21,504
Inventory	29,116	41,628
Prepaid expenses and other current assets	11,751	12,963
Total current assets	283,484	274,326

Fixed assets, net	2,623	3,071
Intangible assets, net	14,929	—
Deferred tax assets	41,032	41,032
Other assets	135	139
Total assets	$342,203	$318,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$71,240	$45,803
Deferred revenue	—	2,814
Stockholders’ equity	270,963	269,951
Total liabilities and stockholders’ equity	$342,203	$318,568

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2007
	GAAP (1) As Reported	Nycomed Termination		SFAS 123R		Tax Benefit		Non-GAAP (5) As Adjusted
Net revenue	$62,191	$—		$—		$—		$62,191

Costs and expenses:
Cost of revenue	16,157	—		(99	)(3)	—		16,058
Research and development	18,741	—		(846	)(3)	—		17,895
Sellling, general and administrative	55,499	(28,110	)(2)	(3,113	)(3)	—		24,276
Total costs and expenses	90,397	(28,110)		(4,058)		—		58,229

Income (loss) from operations	(28,206)	28,110		4,058		—		3,962

Other income	2,664	—		—		—		2,664
Income before income taxes	(25,542)	28,110		4,058		—		6,626
(Provision) benefit for income taxes	1,899	—				(2,217	)(4)	(318)
Net income (loss)	(23,643)	28,110		4,058		(2,217)		6,308

Basic earnings per common share	$(0.46)	$0.54		$0.08		$(0.04)		$0.12

Shares used in computing basic earnings (loss) per common share	51,672	51,672		51,672		51,672		51,672

Diluted earnings per common share	$(0.46)	$0.54		$0.08		$(0.04)		$0.12

Shares used in computing diluted earnings (loss) per common share	51,672	51,672		51,672		51,672		51,672

(1) GAAP Results

(2) Charge of $30,760 due to the termination of pre-existing relationship with Nycomed, offset by a write-off of deferred revenue previously recorded of $2,650

(3) Non-cash stock compensation expense

(4) Non -cash tax  benefit

(5) Non-GAAP Results

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2007
	GAAP (1) As Reported	Nycomed Termination		SFAS 123R		Tax Benefit		Non-GAAP (5) As Adjusted
Net revenue	$185,237	$—		$—		$—		$185,237

Costs and expenses:
Cost of revenue	49,031	—		(292	)(3)	—		48,739
Research and development	53,948	—		(2,371	)(3)	—		51,577
Sellling, general and administrative	109,457	(28,110	)(2)	(8,622	)(3)	—		72,725
Total costs and expenses	212,436	(28,110)		(11,285)		—		173,041

Income (loss) from operations	(27,199)	28,110		11,285		—		12,196

Other income	7,965	—		—		—		7,965
Income before income taxes	(19,234)	28,110		11,285		—		20,161
(Provision) benefit for income taxes	(545)	—		—		—	(4)	(545)
Net income (loss)	(19,779)	28,110		11,285		—		19,616

Basic earnings per common share	$(0.38)	$0.54		$0.22		$—		$0.38

Shares used in computing basic earnings (loss) per common share	51,596	51,596		51,596		51,596		51,596

Diluted earnings per common share	$(0.38)	$0.54		$0.22		$—		$0.38

Shares used in computing diluted earnings (loss) per common share	51,596	51,596		51,596		51,596		51,596

(1) GAAP Results

(2) Charge of $30,760 due to the termination of pre-existing relationship with Nycomed, offset by a write-off of deferred revenue previously recorded of $2,650

(3) Non-cash stock compensation expense

(4) Non-cash tax  benefit

(5) Non-GAAP Results